EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q2 2018 Results
HOUSTON, TX--(August 7, 2018) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended June 30, 2018.

–	Top line growth was seen in all segments of our business driven by higher utilization, improved pricing and select asset additions.

–	The Company’s completion wireline business in the Permian Basin continued its growth ending the quarter with a total of eight trucks.

–	Ranger's liquidity position materially strengthened with our previously announced $40 million secured debt facility.
Q2 2018 Financial Highlights
Revenues saw a sequential increase of 17% to $73.1 million, from $62.6 million in Q1 2018.
Net loss decreased $9.1 million to a net loss of $1.2 million from a net loss of $10.3 million in Q1. The reduction in net loss was driven by improved operating results and the non-recurrence of the Q1 $9.0 million goodwill impairment, partially offset by increased income tax expense.
Adjusted EBITDA1 increased 87% to $9.7 million , from $5.2 million in Q1. The Adjusted EBITDA increase was driven primarily by revenue growth and partially offset by a higher underlying costs of services.
The average hourly rates for high-spec rigs increased by 5% to approximately $513 from $487 in Q1.
Rig hours increased 4% to approximately 76,200 from 73,600 in Q1.
Rig utilization as measured by average monthly hours per rig increased to 187 hours from 184 hours in Q1.
CEO Comments
Ranger continued its momentum of improving results in the second quarter delivering an 87% sequential increase in Adjusted EBITDA. All segments of our business experienced top line growth driven by higher utilization, improved pricing and select asset additions.
Ranger’s ongoing focus on shale completion activity continues to pay dividends, driving improved results. Our High Spec Rigs again experienced increasing demand from completion related activity. Our Permian Wireline Completions business continues to operate on a 100% dedicated basis with an average unit count of seven during the quarter, up from five in the first quarter. And finally, our Processing Solutions Group experienced a 38% increase in sequential top-line growth driven by additional assets placed into service, and contract roll-overs to higher rates that are more reflective of the current commodity price environment.

[1]
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

During the quarter we strengthened our liquidity position with the previously announced $40 million secured debt facility.
Looking forward we remain excited about the opportunities ahead of us. As customers continue to focus on completion efficiency, we expect the service market to see ongoing segregation based on operational performance and total value. We believe our talented work-force and purpose-built asset base are delivering the value that our customers need, driving continued demand for our services and fueling future investment opportunities.
Financial Results
Revenues
During the quarter, revenues increased 17% to $73.1 million from $62.6 million in Q1. The improvement was primarily attributable to the increased activity of our wireline completions business and higher hourly rates for our high-spec rigs in the Well Services segment.  The results by segment were as follows:
Well Services’ segment revenue increased 16% to $69.1 million in Q2 2018 from $59.7 million in Q1 2018, principally due to our wireline activity and hourly rig rates.  Revenues in our Permian Basin wireline completions business increased sequentially by 44% with an increase in wireline unit count from five in Q1 to seven in Q2. Average hourly rig rates increased 5% to $513 on improved pricing and stronger revenue mix driven by increased completions work in select basins. Rig utilization, as measured by average monthly hours per rig, increased to 187 from 184. Total rig hours increased 4% to approximately 76,200 hours in Q2 from 73,600 in Q1. The average number of rigs in our fleet increased to 136 rigs for Q2 from 134 in Q1. During Q2, three rigs were delivered and two rigs delivered in prior periods entered service.
Processing Solutions revenue increased to $4.0 million in Q2 2018 from $2.9 million in Q1 2018 mainly due to increased rental rates.
Operating Loss and Net Loss
During the quarter, operating income increased to $1.0 million from a loss of $10.8 million in Q1 2018. In Q1 2018 the Company wrote off all of its $9.0 million of goodwill. Excluding the $9.0 million goodwill impairment, operating income improved by $2.8 million as compared to Q1 mainly due to improved gross margins.
During the quarter, the net loss improved by $9.1 million to $1.2 million from $10.3 million in Q1 2018. The improvement was due to the higher Q2 revenues and margins as discussed above.
Adjusted EBITDA
Adjusted EBITDA increased to $9.7 million in Q2 from $5.2 million in Q1 2018. The improvement was largely due to increased revenues from our wireline activity higher average hourly rates for high spec rigs, increased margins in other lines of business and a reduction in general and administrative costs.
Liquidity
At the end of Q2 Ranger had $10.5 million of cash which compares to $1.1 million at the end of the Q1 2018. Also we had an outstanding draw on our revolving credit facility of $15.0 million leaving $16.7 million of capacity on a quarter end borrowing base of $31.7 million.
On June 22, 2018, we entered into a Financing Agreement in an amount of up to $40 million with an initial draw of $22 million. This incremental liquidity allows us the flexibility to add capital equipment as market opportunities arise.

Capital Expenditures
Total capital expenditures during the quarter were $22 million. Of the total amount, $11 million was related to service rigs including the purchase of three new high-spec rigs along with make-ready costs for those and previously delivered rigs along with associated ancillary equipment. The total amount also includes $5 million that was wireline related and included the purchase of two new wireline units and pump-down pumps. The majority of the balance was non-cash items associated with truck leases.
Conference Call
The Company will host a conference call to discuss its Q2 2018 results on August 8, 2018 at 9:00 a.m. Central Time (10:00   a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10122015. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 . These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings from time to time with the Securities and Exchange Commission (the “SEC”). The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three months ended
	June 30, 2018	March 31, 2018
Revenues
Well Services	$69.1	$59.7
Processing Solutions	4.0	2.9
Total revenues	73.1	62.6

Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately):
Well Services	56.0	49.9
Processing Solutions	1.9	1.4
Total cost of services	57.9	51.3
General and administrative	7.2	7.0
Depreciation and amortization	7.0	6.1
Impairment of goodwill	—	9.0
Total operating expenses	72.1	73.4

Operating income (loss)	1.0	(10.8)

Other expenses
Interest expense, net	(0.5)	(0.4)
Total other expenses	(0.5)	(0.4)
Income (loss) before income tax expense	0.5	(11.2)
Tax expense (benefit)	1.7	(0.9)
Net income (loss)	(1.2)	(10.3)
Less: Net loss attributable to non-controlling interests	(0.5)	(4.6)
Net loss attributable to Ranger Energy Services, Inc.	$(0.7)	$(5.7)

Loss per common share
Basic	$(0.08)	$(0.68)
Diluted	$(0.08)	$(0.68)
Weighted average common shares outstanding
Basic	8,792,585	8,423,445
Diluted	8,792,585	8,423,445

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$10.5	$5.3
Accounts receivable, net	43.3	32.1
Unbilled revenues	3.3	6.0
Prepaid expenses and other current assets	6.8	5.7
Assets held for sale	0.6	0.6
Total current assets	64.5	49.7
Property, plant and equipment, net	214.9	189.2
Goodwill	—	9.0
Intangible assets, net	10.4	10.8
Other assets	0.1	1.0
Total assets	$289.9	$259.7
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$33.6	$32.0
Accrued expenses	17.8	11.6
Capital lease obligations, current portion	2.8	8.0
Long-term debt, current portion	12.5	1.3
Other current liabilities	3.0	—
Total current liabilities	69.7	52.9
Capital lease obligations, less current portion	4.4	1.5
Long-term debt, less current portion	30.1	5.8
Other long-term liabilities	0.6	3.8
Total liabilities	104.8	64.0

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized, no shares issued or outstanding as of June 30, 2018 and December 31, 2017	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized, 8,906,682 shares issued and outstanding as of June 30, 2018 and 8,413,178 shares issued and outstanding as of December 31, 2017	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,866,154 shares issued and outstanding as of June 30, 2018 and December 31, 2017	0.1	0.1
Accumulated deficit	(12.6)	(6.6)
Additional paid-in capital	110.1	110.1
Total stockholders' equity	97.7	103.7
Non-controlling interest	87.4	92.0
Total stockholders' equity	185.1	195.7
Total liabilities and stockholders' equity	$289.9	$259.7

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

Six months ended
June 30, 2018
Cash Flows from Operating Activities
Net loss	$(11.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13.1
Bad debt expense	0.2
Impairment of goodwill	9.0
Equity based compensation	1.0
Loss on sale of property, plant and equipment	0.4
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable	(11.4)
Unbilled revenue	2.6
Prepaid expenses and other current assets	(1.2)
Other assets	0.7
Accounts payable	3.7
Accrued expenses	5.8
Other long-term liabilities	(0.3)
Net cash provided by operating activities	12.1

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(34.1)
Proceeds from sale of property, plant and equipment	3.6
Acquisition, net of cash received	(4.0)
Net cash used in investing activities	(34.5)

Cash Flows from Financing Activities
Borrowings under line of credit agreement	27.7
Payments on long-term debt	(13.5)
Borrowings on long-term debt	22.0
Principal payments on capital lease obligations	(8.6)
Net cash provided by financing activities	27.6

Increase in Cash and Cash equivalents	5.2
Cash and Cash Equivalents, Beginning of Year	5.3
Cash and Cash Equivalents, End of Year	$10.5

Supplemental Cash Flow Information
Interest paid	$(0.4)
Supplemental Disclosure of Noncash Investing and Financing Activity
Non-cash capital expenditures	$(10.2)
Non-cash additions to fixed assets through capital lease financing	$(5.9)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended June 30, 2018 and March 31, 2018, in millions:

	Three months ended
	June 30, 2018	March 31, 2018	Change
Net income (loss)	$(1.2)	$(10.3)	$9.1
Interest expense, net	0.5	0.4	0.1
Tax expense (benefit)	1.8	(0.9)	2.7
Depreciation and amortization	7.0	6.1	0.9
Equity based compensation	0.8	0.2	0.6
Acquisition and severance costs	0.6	—	0.6
Impairment of goodwill	—	9.0	(9.0)
Loss on property, plant and equipment	0.2	0.7	(0.5)
Adjusted EBITDA	$9.7	$5.2	$4.5